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                                                                  Exhibit 10(o)




PERSONAL & CONFIDENTIAL
-----------------------

July 22, 2002


Mr. Asher B. Edelman
c/o Canal Capital Corp.
717 Fifth Avenue
New York, NY 10022

               Re:  CS LIVESTOCK COMMISSIONS CO. LLC AND

                    CS AUCTION PRODUCTION CO. LLC (COLLECTIVELY, THE "COMPANY")

Dear Mr. Edelman:

Reference is made to the Letter of Intent dated April 23, 2002 (the "Letter of Intent"), between AEI Environmental, Inc. (the "Seller") and Canal Capital Corporation ("Canal"). This will confirm our mutual understanding and agreement to amend the Letter of Intent on the following terms and conditions:

         (i) Capitalized terms used herein but not herein defined shall have the meanings ascribed to such terms in the Letter of Intent.

         (ii) Paragraph 2 of the Letter of Intent is hereby deleted in its entirety and the following is substituted therefor:

                  "2. PURCHASE OF INTERESTS. Canal shall form a wholly-owned subsidiary (the "Buyer") to acquire the Interests, free and clear of all liens, claims and encumbrances. The parties anticipate that the closing (the "Closing") shall occur on or before August 30, 2002."

         (iii) Paragraph 3 of the Letter of Intent is hereby deleted in its entirety and the following is substituted therefor:

                  "3. PURCHASE PRICE. The purchase price to be paid by the Buyer at Closing for the Interests shall consist of (a) Two Million Dollars ($2,000,000) cash payable from the proceeds of the Private Placement (as hereinafter defined), (b) 950,000 shares of a series of

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Mr. Asher Edelman
July 22, 2002
Page -2-


         preferred stock of the Buyer (the "Preferred Stock") having such terms as Seller shall determine appropriate in connection with the Private Placement, and (C)) shares of common stock, par value $.01 per share (the "Common Stock"), of the Buyer representing eighty-five percent (85%) of the outstanding Common Stock of the Buyer at Closing (giving effect to shares of Common Stock issuable upon conversion of the Preferred Stock to be issued in the Private Placement)."

         (iv) Paragraph 4 of the Letter of Intent is hereby deleted in its entirety and the following is substituted therefor.

                  "4. PREFERRED STOCK. The Preferred Stock shall have such terms as the Seller shall determine appropriate in connection with the Private Placement."

         (v) Paragraph 5 of the Letter of Intent is hereby deleted in its entirety and the following is substituted therefor:

                  "5.  RELATED TRANSACTIONS.

                  (a) Concurrent with the Closing of the sale of the Interests to the Buyer, Canal, Buyer and the Seller shall effect the following transactions: (i) Canal shall lease to Buyer Canal's livestock operations and real property utilized in connection with the livestock operations (the "Lease") on the terms set forth on Schedule A annexed hereto, (ii) Seller shall arrange a private placement (the "Private Placement") of not less than 350,000 shares of Preferred Stock and common stock purchase warrants (the "Common Stock Purchase Warrants" having such terms as the Seller shall determine appropriate in connection with the Private Placement; provided that the Buyer shall realize gross proceeds in the Private Placement of not less than $3.5 million, (iii) the Buyer and Canal shall enter into an agreement providing anti-dilution protection so that the Common Stock owed by Canal at Closing shall represent not less than fifteen percent (15) of the Common Stock outstanding at Closing (inclusive of Common Stock issuable upon conversion of Preferred Stock to be issued in the Private Placement) and the Preferred Stock owned by Canal at Closing shall represent not less than fifteen percent (15%) of the Preferred Stock outstanding at Closing, (iv) subject to receipt of all necessary third party consents, Canal shall assign to Buyer the name "Canal Capital Corp." and the trading symbols "COWP" and "COWPP", (v) certain significant stockholders of Canal (the "Significant Canal Stockholders") shall enter into an agreement with the Buyer and certain significant stockholders of the Buyer (the "Significant Buyer Stockholders") providing that the Significant Buyer Stockholders shall have a right of first refusal with respect to the private or public disposition by the Significant Canal Stockholder of shares of Common Stock or Preferred Stock representing not less than five percent (5%) of the outstanding shares of Common Stock or Preferred Stock, respectively, provided that such right of first refusal shall be conditioned on the Significant Buyer Stockholders entering into



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Mr. Asher Edelman
July 22, 2002
Page -3-


         a binding agreement with respect to the purchase of such shares within three (3) business days and closing the purchase of such shares within forty-five (45) days, in each case after receipt by the Significant Buyer Stockholders of notice from the Significant Canal Stockholders of their intention to dispose of such shares, (vi) the Buyer shall provide customary indemnities to Canal and all persons serving as directors and/or officers of Canal (collectively, the "Indemnified Persons") in connection with the Private Placement, the sale of the Interests and the Spin-Off and the Buyer shall provide in its charter and by-laws provisions with respect to indemnification of its officers and directors to the fullest extent allowed by law and shall maintain in effect directors' and officers' liability insurance covering acts or omissions of such persons, and (vii) the Seller shall indemnify the Indemnified Persons in connection with the Private Placement. Each of the transactions described in this paragraph 5(a) shall be a condition to the parties obligation to close the purchase and sale of the Interests and the purchase and sale of the Interests shall be a condition to the parties obligations to consummate each of the transactions described in this paragraph 5(a).

                  (b) Promptly following the Closing, the Buyer shall prepare and file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the spin-off (the "Spin-Off") to the Canal stockholders of all the shares of Common Stock and Preferred Stock owned by Canal at Closing. At Closing, Canal will own 167,647 shares of Preferred Stock and that number of shares of Common Stock such that the shares of Common Stock distributed to Canal stockholders in the Spin-Off shall represent not less than fifteen percent (15%) of the Common Stock outstanding at Closing (giving effect to conversion of the Preferred Stock to be issued in the Private Placement)."

         (vi) Paragraph 7 of the Letter of Intent is hereby deleted in its entirety and the following is substituted therefor:

                  "7. NON-COMPETITION AGREEMENT. In connection with the closing of the sale of the Interests and other transactions described herein, Canal and each of Asher Edelman and the other members of senior management of Canal prior to the Closing shall enter into non-competition agreements prohibiting such persons from engaging in any internet related businesses competitive with the business of the Buyer as it exists on the date of the closing of the transactions. Mr. Edelman shall serve as Vice Chairman and director of the Buyer. As long as Mr. Edelman or entities affiliated with Mr. Edelman own more than five percent (5%) of the Common Stock, Mr. Edelman shall have the right to serve as a director of the Buyer or designate another person to serve as a director of the Buyer in his place."

         (vii) Paragraph 8 of the Letter of Intent is hereby deleted in its entirety and the following is substituted therefor:



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Mr. Asher Edelman
July 22, 2002
Page -4-


                  "8. CONFIDENTIALITY. Canal shall at all times maintain the confidentiality of all confidential and/or proprietary information of the Company and will not disclose such information, or use it for any purpose other than its evaluation of the proposed transaction, without the prior consent of the Seller, or as otherwise required by law. Notwithstanding the foregoing, following execution of this letter, Canal may disclose such information to its professional advisors in the course of negotiating the proposed transactions, but only if the Seller has agreed in writing to such disclosure."

         (viii) Paragraph 9 of the Letter of Intent is hereby deleted in its entirety and the following is substituted therefor:

                  "9. EXPENSES. The Seller and Canal shall each be responsible for their own respective legal, due diligence, accounting and/or financing fees or expenses; provided that (I) the Seller shall prepare all documentation required in connection with the formation of the Buyer, the Private Placement, the purchase of the Interests, the Spin-Off and compliance by the Buyer with the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
         (ii) Canal shall prepare all documentation required in connection with the Lease and compliance by Canal with the Securities Act and the Exchange Act; and further provided that at closing of the transactions contemplated hereunder Seller shall reimburse Canal from the proceeds of the Private Placement for Canal's legal and other professional expenses and costs in connection with the transactions in an amount not exceeding $35,000. In consideration of such reimbursement by Seller, the number of shares of Preferred Stock allocable to Canal at Closing shall be reduced by that number of shares of Preferred Stock having a face amount of $35,000."

         (ix) Paragraph 10 of the Letter of Intent is hereby deleted in its entirety and the following is substituted therefor:

                  "10. EXCLUSIVITY PERIOD. In connection with the proposed transactions, you understand that the Seller will require a brief period of cooperation to complete its due diligence investigation. Accordingly, Canal and its agents agree to negotiate exclusively with the Seller until August 30, 2002 with respect to any transactions relating to Canal of the kind described in this letter (the "Exclusivity Period"). During the Exclusivity Period, Canal and Seller shall use their commercially reasonable best efforts to negotiate and execute a definitive Agreement, in form and substance satisfactory to the respective parties and their attorneys."


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Mr. Asher Edelman
July 22, 2002
Page -5-


         (x) Except as expressly amended hereby, all the provisions of the Letter of Intent shall remain in full force and effect and shall be binding upon all of the parties hereto; provided, however, that in the event of any conflicts or inconsistencies between the provisions of this amendment and the provisions of the Letter of Intent, the provisions of this amendment shall govern and be controlling.

         (xi) This amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

If you agree to the foregoing, please so signify by executing the enclosed copy of this letter in the space provided and delivering it to us. This proposal will be terminated unless fully signed and delivered to us prior to 5:00 p.m. Eastern Standard Time on July 22, 2002.

Very truly yours,

AEI ENVIRONMENTAL, INC.

By:   /s/ David W. Pequet
   ---------------------------------
         David W. Pequet
         Director

                                                AGREED TO AND ACCEPTED:
                                                On this 22nd day of July 2002


                                                CANAL CAPITAL CORPORATION

                                                By:   /s/Asher B. Edelman
                                                  ---------------------------
                                                         Asher Edelman
                                                         Chairman


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         SCHEDULE A TO AMENDMENT TO LETTER OF INTENT DATED JULY 18, 2002
         ---------------------------------------------------------------

         Buyer shall lease the stockyard operations from Canal for a five year term for a monthly amount payable in arrears equal to $____________ (the "Monthly Payment"); provided that the Monthly Payment shall be adjusted every April 15, July 15, October 15 and January 15 based on the monthly calculation of earnings before interest, taxes and depreciation ("EBITDA") attributable to the stockyard operations during the ninety (90) day period ending March 30, June 30, September 30 and December 30, respectively.

         Each year during the lease term, Buyer shall prepare and cause to be audited by a firm of independent accountants financial statements with respect to the stockyard operations during such year and a calculation of the EBITDA of the stockyard operations for such year ("EBITDA Calculation"). In the event the EBITDA Calculation with respect to any year during the lease term is greater than the aggregate Monthly Payments actually made by Buyer during such year, Buyer shall pay to Canal within ten (10) days after the EBITDA Calculation is delivered to Buyer by the independent accounting firm, the amount of such excess. In the event the EBITDA Calculation with respect to any year during the lease term is less than the aggregate Monthly Payments actually made by Buyer during such year, Canal shall pay to Buyer within ten (10) days after the EBITDA Calculation is delivered to Canal by the independent accounting firm, the amount of such deficiency.

         Canal's share of the profits from any new lines of business attributable to the stockyard operations shall be fifty percent (50%).

         The lease may be terminated by either party on ninety (90) days' prior notice and shall be automatically terminated in the event of the Buyer's bankruptcy or insolvency.